Enterprise Accumulation Trust
Attachment for Sub-Item 77C
Submission of Matters to a Vote of Security Holders
For the Period January 1, 2003 through June 30, 2003

     A Special Meeting of the Shareholders (the "Meeting") of the
Balanced Portfolio, a series of Enterprise Accumulation Trust
(the "Trust") was held at 3:30 p.m. Eastern time on February 28, 2003, at the offices of the Trust, Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326, for the following purpose:


         To approve an Agreement and Plan of Reorganization whereby all of the assets of the Balanced Portfolio series of the Trust will be transferred to the Growth Portfolio, a separate series of the Trust, in exchange for shares of the Growth Portfolio and the Growth Portfolio's assumption of all of the liabilities, if any, of the Balanced Portfolio.

	AFFIRMATIVE	AGAINST		ABSTAIN
	3,810,949.276	162,471.704	291,923.598



     All additional information pertaining to this matter can be found in the following Edgar filing made to the SEC on December 18, 2002.
Accession Number : 0001206774-02-000014
File Number : 333-101972
Form Type : N-14
CIK Number : 0000832359
Company : Enterprise Accumulation Trust



     A Special Meeting of the Shareholders (the "Meeting") of the Mid-Cap Growth Portfolio, a series of Enterprise Accumulation Trust (the "Trust") was held at 3:30 p.m. Eastern time on February 28, 2003, at the offices of the Trust, Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326, for the following purpose:


         To approve an Agreement and Plan of Reorganization whereby all of the assets of the Mid-Cap Growth Portfolio series of the Trust will be transferred to the Managed Portfolio, a separate series of the Trust, in exchange for shares of the Managed Portfolio and the Managed Portfolio's assumption of all of the liabilities, if any, of the Mid-Cap Growth Portfolio.

	AFFIRMATIVE	AGAINST		ABSTAIN
	438,639.074	17,886.310	58,073.842



     All additional information pertaining to this matter can be found in the following Edgar filing made to the SEC on December 18, 2002.
Accession Number : 0001206774-02-000014
File Number : 333-101972
Form Type : N-14
CIK Number : 0000832359
Company : Enterprise Accumulation Trust



     A Special Meeting of the Shareholders (the "Meeting") of the Worldwide Growth Portfolio, a series of Enterprise Accumulation Trust (the "Trust") was held at 3:30 p.m. Eastern time on February 28, 2003, at the offices of the Trust, Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326, for the following purpose:


         To approve an Agreement and Plan of Reorganization whereby all of the assets of the Worldwide Growth Portfolio series of the Trust will be transferred to the International Growth Portfolio, a separate series of the Trust,in exchange for shares of the International Growth Portfolio and the International Growth Portfolio's assumption of all of the liabilities, if any, of the Worldwide Growth Portfolio.

	AFFIRMATIVE	AGAINST		ABSTAIN
	128,500.031	1,544.642	13,496.828



     All additional information pertaining to this matter can be found in the following Edgar filing made to the SEC on December 18, 2002.
Accession Number : 0001206774-02-000014
File Number : 333-101972
Form Type : N-14
CIK Number : 0000832359
Company : Enterprise Accumulation Trust



     A Special Meeting of the Shareholders (the "Meeting") of the
Emerging Countries Portfolio, a series of Enterprise Accumulation Trust (the "Trust") was held at 3:30 p.m. Eastern time on February 28, 2003, at the offices of the Trust, Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326, for the following purpose:


         To approve an Agreement and Plan of Reorganization whereby all of the assets of the Emerging Countries Portfolio series of the Trust will be transferred to the International Growth Portfolio, a separate series of the Trust,in exchange for shares of the International Growth Portfolio and the International Growth Portfolio's assumption of all of the liabilities, if any, of the Emerging Countries Portfolio.

	AFFIRMATIVE	AGAINST		ABSTAIN
	98,217.898	23,438.156	5,045.745



     All additional information pertaining to this matter can be found in the following Edgar filing made to the SEC on December 18, 2002.
Accession Number : 0001206774-02-000014
File Number : 333-101972
Form Type : N-14
CIK Number : 0000832359
Company : Enterprise Accumulation Trust